Exhibit 99.1

1 North Brentwood Boulevard 15th Floor St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003 www.Belden.com

News Release

Belden Reports Record Results in Fourth Quarter and Full Year 2014

St. Louis, Missouri – February 5, 2015 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal fourth quarter and full year 2014 results for the period ended December 31, 2014.

Fourth Quarter 2014 Highlights

•	Grew revenues by 19.5% year-over-year;

•	Achieved organic revenue growth of 7.2% from the prior year period;

•	Expanded adjusted gross profit margins to 37.4%, increasing 220 basis points from 35.2% in the year-ago period;

•	Delivered record adjusted operating profit margins of 14.5%, a 70 basis point increase from 13.8% in the year-ago period;

•	Generated record adjusted income from continuing operations per diluted share of $1.24, up 36.3% over last year’s $0.91; and

•	Announced the acquisition of Tripwire, a leading global provider of advanced threat, security and compliance solutions.

Full Year 2014 Highlights

•	Achieved record revenues of $2.31 billion, an increase of 11.6% year-over-year;

•	Expanded adjusted gross profit margins to a record 37.0%, increasing 180 basis points from 35.2% in the year-ago period;

•	Delivered record adjusted income from continuing operations per diluted share of $4.23, up 14.6% over last year’s $3.69;

•	Generated $188 million of free cash flow for the year, exceeding adjusted income from continuing operations for the 10th consecutive year; and

•	Committed more than $1 billion in capital to the acquisitions of Grass Valley, ProSoft, and Tripwire.

Fourth Quarter 2014

On a GAAP basis, revenues for the quarter totaled $608.9 million, up $99.2 million, or 19.5%, compared to $509.8 million in the fourth quarter 2013. Gross profit margin in the fourth quarter was 35.7%, increasing 140 basis points from 34.3% in the year-ago period. Operating profit margin in the fourth quarter was 7.1%, decreasing from 9.6% in the year-ago period. Income from continuing operations per diluted share totaled $0.35, compared to $0.54 in the fourth quarter 2013, a year-over-year decrease of 35.2%. The year-over-year decrease in both operating profit margin and income from continuing operations per diluted share was largely a result of restructuring costs and amortization of intangibles at Grass Valley and ProSoft.

Belden Reports Record Results in Fourth Quarter and Full Year 2014 –

Adjusted revenue for the quarter totaled $613.7 million, up $97.8 million, or 19.0%, compared to $515.9 million in the fourth quarter 2013. Adjusted gross profit margin in the fourth quarter was 37.4%, increasing 220 basis points from 35.2% in the year-ago period. Adjusted operating profit margin in the fourth quarter was 14.5%, increasing 70 basis points from 13.8% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $1.24, compared to $0.91 in the fourth quarter 2013, a year-over-year increase of 36.3%. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “It was a strong finish to a great year, with year over year organic growth in the fourth quarter exceeding 7%. I’m extremely pleased with our record results, including adjusted operating profit margins of 14.5% and growth of adjusted income from continuing operations per diluted share of more than 36% from the year-ago period. I want to thank the team for their solid execution during the quarter as they created momentum that I believe we can build upon.”

Full Year 2014

On a GAAP basis, revenues for the year totaled $2.308 billion, up $239 million, or 11.6%, compared to $2.069 billion in the full year 2013. Gross profit margin in 2014 was 35.5%, increasing 150 basis points from 34.0% in the year-ago period. Operating profit margin in 2014 was 7.1%, decreasing 260 basis points from 9.7% in the year-ago period. Income from continuing operations per diluted share totaled $1.69, compared to $2.34 in 2013, a year-over-year decrease of 28%. The year-over-year decrease in both operating profit margin and income from continuing operations per diluted share was largely a result of restructuring costs and amortization of intangibles at Grass Valley and ProSoft.

Adjusted revenue for the year totaled $2.320 billion, up $236 million, or 11.3%, compared to $2.084 billion in 2013. Adjusted gross profit margin in 2014 was 37.0%, increasing 180 basis points from 35.2% in the year-ago period. Adjusted operating profit margin in 2014 was 13.7%, decreasing 10 basis points from 13.8% in the year-ago period. Adjusted income from continuing operations per diluted share totaled $4.23, compared to $3.69 in 2013, a year-over-year increase of 14.6%.

Mr. Stroup remarked, “2014 was another great year for Belden. We drove total revenue growth of almost 12%, achieved record adjusted income from continuing operations per diluted share of $4.23, and generated free cash flow in excess of net income for the 10th consecutive year. More importantly, this was achieved in a year in which more than a billion dollars of capital was committed to strategic acquisitions.”

Outlook

“While a stronger US dollar and lower commodity costs will impact our results, we benefit from an attractive and diverse portfolio, a proven business system, and a well-designed operational and capital structure. As a result, I’m pleased to issue adjusted earnings guidance for the full year 2015 that represents growth in the range of 25% to 32%,” said Mr. Stroup.

The Company expects first quarter 2015 adjusted revenues to be $565 – $585 million and adjusted income from continuing operations per diluted share to be $0.94 – $1.04. For the full

Belden Reports Record Results in Fourth Quarter and Full Year 2014 –

year ending December 31, 2015, the Company now expects adjusted revenues to be $2.475 – $2.525 billion compared to the previously guided range of $2.565 – $2.615 billion. The expected range of adjusted income from continuing operations per diluted share is now $5.28 – $5.58 compared to the previously guided range of $5.35 to $5.65.

On a GAAP basis, the Company expects first quarter 2015 revenues to be $544 – $564 million and loss from continuing operations per diluted share to be $(0.13) – $(0.03). For the full year ending December 31, 2015, the Company expects revenues to be $2.417 – $2.467 billion and income from continuing operations per diluted share to be $2.37 – $2.67.

Earnings Conference Call

Management will host a conference call today at 10:30 am EST to discuss results of the quarter and full-year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-256-9157; the dial-in number for participants outside the U.S. is 913-312-0977. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(In thousands, except per share data)
Revenues	$608,910	$509,751	$2,308,265	$2,069,193
Cost of sales	(391,295)	(334,712)	(1,488,816)	(1,364,764)

Gross profit	217,615	175,039	819,449	704,429
Selling, general and administrative expenses	(128,091)	(96,327)	(487,945)	(378,009)
Research and development	(31,281)	(20,780)	(113,914)	(83,277)
Amortization of intangibles	(15,687)	(12,395)	(58,426)	(50,803)
Income from equity method investment	715	3,637	3,955	8,922

Operating income	43,271	49,174	163,119	201,262
Interest expense	(23,477)	(19,586)	(82,156)	(73,095)
Interest income	163	145	583	494
Loss on debt extinguishment	—	(1,612)	—	(1,612)

Income from continuing operations before taxes	19,957	28,121	81,546	127,049
Income tax expense	(4,543)	(4,192)	(7,114)	(22,315)

Income from continuing operations	15,414	23,929	74,432	104,734
Income (loss) from discontinued operations, net of tax	579	(1,421)	579	(1,421)
Loss from disposal of discontinued operations, net of tax	—	—	(562)	—

Net income	$15,993	$22,508	$74,449	$103,313

Weighted average number of common shares and equivalents:
Basic	42,796	43,459	43,273	43,871
Diluted	43,516	44,214	43,997	44,737
Basic income (loss) per share:
Continuing operations	$0.36	$0.55	$1.72	$2.39
Discontinued operations	0.01	(0.03)	0.01	(0.03)
Disposal of discontinued operations	—	—	(0.01)	—

Net income	$0.37	$0.52	$1.72	$2.36

Diluted income (loss) per share:
Continuing operations	$0.35	$0.54	$1.69	$2.34
Discontinued operations	0.01	(0.03)	0.01	(0.03)
Disposal of discontinued operations	—	—	(0.01)	—

Net income	$0.36	$0.51	$1.69	$2.31

Comprehensive income (loss)	$(352)	$31,079	$57,599	$104,697

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Three months ended		Twelve months ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(In thousands)
Revenues:
Broadcast Solutions	$248,419	$165,701	$916,632	$663,900
Enterprise Connectivity Solutions	110,780	120,167	455,795	493,129
Industrial Connectivity Solutions	173,707	165,022	682,374	680,643
Industrial IT Solutions	76,004	58,861	253,464	231,521

Consolidated revenues	$608,910	$509,751	$2,308,265	$2,069,193

Operating income:
Broadcast Solutions	$6,404	$4,199	$4,093	$15,099
Enterprise Connectivity Solutions	9,606	11,259	47,715	48,753
Industrial Connectivity Solutions	20,381	20,843	80,435	92,562
Industrial IT Solutions	7,287	10,505	30,803	38,440
All other	—	—	—	1,278

Total segments	43,678	46,806	163,046	196,132
Eliminations	(1,122)	(1,269)	(3,882)	(3,792)
Income from equity method investment	715	3,637	3,955	8,922

Consolidated operating income	$43,271	$49,174	$163,119	$201,262

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$741,162	$613,304
Receivables, net	379,777	304,204
Inventories, net	228,398	207,980
Deferred income taxes	22,157	28,767
Other current assets	42,656	41,243

Total current assets	1,414,150	1,195,498

Property, plant and equipment, less accumulated depreciation	316,385	300,835
Goodwill	943,374	773,048
Intangible assets, less accumulated amortization	461,292	376,976
Deferred income taxes	40,652	26,034
Other long-lived assets	86,974	79,362

	$3,262,827	$2,751,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$272,439	$199,897
Accrued liabilities	250,420	199,169
Current maturities of long-term debt	2,500	2,500

Total current liabilities	525,359	401,566

Long-term debt	1,765,422	1,364,536
Postretirement benefits	122,627	105,924
Other long-term liabilities	42,233	43,186
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	595,389	585,753
Retained earnings	621,896	556,214
Accumulated other comprehensive loss	(46,031)	(29,181)
Treasury stock	(364,571)	(276,748)

Total stockholders’ equity	807,186	836,541

	$3,262,827	$2,751,753

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Twelve Months Ended
	December 31, 2014	December 31, 2013
	(In thousands)
Cash flows from operating activities:
Net income	$74,449	$103,313
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	102,162	94,451
Share-based compensation	18,858	14,854
Provision for inventory obsolescence	6,581	4,623
Pension funding less than pension expense	3,731	2,833
Loss on debt extinguishment	—	1,612
Income from equity method investment	(3,955)	(8,922)
Tax benefit related to share-based compensation	(6,859)	(10,734)
Deferred income tax expense (benefit)	(17,796)	5,457
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	(15,810)	(18,132)
Inventories	(8,841)	2,249
Accounts payable	28,120	12,994
Accrued liabilities	(5,598)	31,690
Accrued taxes	9,058	(89,427)
Other assets	10,223	4,542
Other liabilities	(295)	13,198

Net cash provided by operating activities	194,028	164,601
Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(347,817)	(9,979)
Capital expenditures	(45,459)	(40,209)
Proceeds from (payments for) disposal of businesses	(956)	3,735
Proceeds from disposal of tangible assets	1,884	3,169

Net cash used for investing activities	(392,348)	(43,284)
Cash flows from financing activities:
Borrowings under credit arrangements	456,163	637,595
Payments under share repurchase program	(92,197)	(93,750)
Proceeds (payments) from exercise of stock options, net of withholding tax payments	(11,708)	(3,019)
Debt issuance costs paid	(10,700)	(17,376)
Cash dividends paid	(8,699)	(6,678)
Payments under borrowing arrangements	(2,500)	(434,743)
Tax benefit related to share-based compensation	6,859	10,734

Net cash provided by financing activities	337,218	92,763
Effect of foreign currency exchange rate changes on cash and cash equivalents	(11,040)	4,129

Increase in cash and cash equivalents	127,858	218,209
Cash and cash equivalents, beginning of period	613,304	395,095

Cash and cash equivalents, end of period	$741,162	$613,304

BELDEN INC.

CONSOLIDATED RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; discontinued operations; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(In thousands, except percentages and per share amounts)
GAAP revenues	$608,910	$509,751	$2,308,265	$2,069,193
Deferred revenue adjustments	4,817	6,127	11,954	15,297

Adjusted revenues	$613,727	$515,878	$2,320,219	$2,084,490

GAAP gross profit	$217,615	$175,039	$819,449	$704,429
Deferred gross profit adjustments	4,055	4,484	10,777	11,337
Severance and other restructuring costs	7,388	2,078	20,665	7,124
Accelerated depreciation	255	—	255	4,861
Purchase accounting effects related to acquisitions	133	—	8,433	6,550

Adjusted gross profit	$229,446	$181,601	$859,579	$734,301

GAAP gross profit margin	35.7%	34.3%	35.5%	34.0%
Adjusted gross profit margin	37.4%	35.2%	37.0%	35.2%

GAAP operating income	$43,271	$49,174	$163,119	$201,262
Amortization of intangible assets	15,687	12,395	58,426	50,803
Severance and other restructuring costs	22,018	5,365	70,827	14,888
Deferred gross profit adjustments	4,055	4,484	10,777	11,337
Accelerated depreciation	1,074	—	1,074	4,861
Purchase accounting effects related to acquisitions	2,667	—	12,540	6,550
Gain on sale of assets	—	—	—	(1,278)

Total operating income adjustments	45,501	22,244	153,644	87,161

Adjusted operating income	$88,772	$71,418	$316,763	$288,423

GAAP operating income margin	7.1%	9.6%	7.1%	9.7%
Adjusted operating income margin	14.5%	13.8%	13.7%	13.8%

GAAP income from continuing operations	$15,414	$23,929	$74,432	$104,734
Operating income adjustments from above	45,501	22,244	153,644	87,161
Loss on debt extinguishment	—	1,612	—	1,612
Tax effect of adjustments	(7,043)	(7,561)	(41,909)	(28,368)

Adjusted income from continuing operations	$53,872	$40,224	$186,167	$165,139

GAAP income from continuing operations per diluted share	$0.35	$0.54	$1.69	$2.34
Adjusted income from continuing operations per diluted share	$1.24	$0.91	$4.23	$3.69

GAAP and Adjusted diluted weighted average shares	43,516	44,214	43,997	44,737

BELDEN INC.

OPERATING SEGMENT RECONCILIATION OF NON-GAAP MEASURES

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred to fair value and transaction costs; revenue and cost of sales deferrals for acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended December 31, 2014
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$248,419	$110,780	$173,707	$76,004	$608,910	$—	$—	$608,910
Deferred revenue adjustments	4,817	—	—	—	4,817	—	—	4,817

Adjusted revenues	$253,236	$110,780	$173,707	$76,004	$613,727	$—	$—	$613,727

GAAP operating income	$6,404	$9,606	$20,381	$7,287	$43,678	$(1,122)	$715	$43,271
Severance and other restructuring costs	13,796	1,271	1,703	5,248	22,018	—	—	22,018
Amortization of intangible assets	12,776	153	434	2,324	15,687	—	—	15,687
Deferred gross profit adjustments	4,055	—	—	—	4,055	—	—	4,055
Purchase accounting effects of acquisitions	1,116	322	795	434	2,667	—	—	2,667
Accelerated depreciation	1,074	—	—	—	1,074	—	—	1,074

Total operating income adjustments	32,817	1,746	2,932	8,006	45,501	—	—	45,501

Adjusted operating income	$39,221	$11,352	$23,313	$15,293	$89,179	$(1,122)	$715	$88,772

GAAP operating income margin	2.6%	8.7%	11.7%	9.6%	7.2%			7.1%
Adjusted operating income margin	15.5%	10.2%	13.4%	20.1%	14.5%			14.5%

	Three Months Ended December 31, 2013
	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Total Segments	Eliminations	Income from equity method investment	Consolidated
	(In thousands, except percentages)
GAAP revenues	$165,701	$120,167	$165,022	$58,861	$509,751	$—	$—	$509,751
Deferred revenue adjustments	6,127	—	—	—	6,127	—	—	6,127

Adjusted revenues	$171,828	$120,167	$165,022	$58,861	$515,878	$—	$—	$515,878

GAAP operating income	$4,199	$11,259	$20,843	$10,505	$46,806	$(1,269)	$3,637	$49,174
Amortization of intangible assets	11,097	235	268	795	12,395	—	—	12,395
Severance and other restructuring costs	4,573	207	381	204	5,365	—	—	5,365
Deferred gross profit adjustments	4,484	—	—	—	4,484	—	—	4,484

Total operating income adjustments	20,154	442	649	999	22,244	—	—	22,244

Adjusted operating income	$24,353	$11,701	$21,492	$11,504	$69,050	$(1,269)	$3,637	$71,418

GAAP operating income margin	2.5%	9.4%	12.6%	17.8%	9.2%			9.6%
Adjusted operating income margin	14.2%	9.7%	13.0%	19.5%	13.4%			13.8%

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets, non-recurring tax payments related to divestitures and the settlement of a tax sharing agreement, and cash payments for severance and other costs for the integration of our 2014 acquisition of Grass Valley. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2014	December 31, 2013	December 31, 2014	December 31, 2013
	(In thousands)
GAAP net cash provided by operating activities	$129,262	$113,798	$194,028	$164,601
Capital expenditures, net of proceeds from the disposal of tangible assets	(14,291)	(8,790)	(43,575)	(37,040)
Non-recurring tax payments made for gain on 2012 sale of Thermax and Raydex cable business	—	—	—	41,808
Non-recurring tax payments made in settlement of tax sharing agreement with Cooper Industries	—	—	—	30,000
Cash paid for severance and other costs for the integration of our acquisition of Grass Valley	15,935	—	37,720	—

Non-GAAP free cash flow	$130,906	$105,008	$188,173	$199,369

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2015 REVENUE AND EARNINGS GUIDANCE

	Year Ended December 31, 2015	Three Months Ended March 29, 2015

Adjusted revenues	$2.475 - $2.525 billion	$565 - $585 million
Deferred revenue adjustments	($58 million)	($21 million)

GAAP revenues	$2.417 - $2.467 billion	$544 - $564 million

Adjusted income from continuing operations per diluted share	$5.28 - $5.58	$0.94 - $1.04
Amortization of intangible assets	($1.66)	($0.42)
Deferred gross profit adjustments	($0.81)	($0.29)
Severance, restructuring, and acquisition integration costs	($0.32)	($0.24)
Tripwire compensation expense resulting from the acquisition	($0.12)	($0.12)

GAAP income (loss) from continuing operations per diluted share	$2.37—$2.67	($0.13) -($0.03)

Our guidance for revenues and income (loss) from continuing operations per diluted share is based upon the extent of information currently available regarding events and conditions that will impact our future operating results for 2015. Our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance and other restructuring costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Record Results in Fourth Quarter and Full Year 2014

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. All GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward Looking Statements

This release contains forward looking statements including our expectations for the first quarter and full-year 2015. Forward looking statements also include any other statements regarding future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, dividends, and capital expenditures. These forward looking statements are based on forecasts and projections about the markets and industries served by the Company and about general economic conditions. They reflect management’s current beliefs and expectations and are not guarantees of future performance. The Company’s actual results may differ materially from these expectations for a number of reasons including: changes in the global economy may impact the Company’s results; turbulence in financial markets may increase the Company’s borrowing costs; the Company relies on key distributors in marketing products; the Company’s ability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); changes in the level of economic activity in the Company’s major geographic markets; difficulties in realigning manufacturing capacity and capabilities among the Company’s global manufacturing facilities; the competitiveness of the global broadcast, enterprise, and industrial markets; variability in the Company’s quarterly and annual effective tax rates; changes in accounting rules and interpretation of these rules which may affect the Company’s reported earnings; changes in currency exchange rates and political and economic uncertainties in the countries where the Company conducts business; demand for the Company’s products; the cost and availability of materials including copper, plastic compounds derived from fossil fuels, electronic components, and other materials; energy costs; the Company’s ability to achieve acquisition performance expectations and to integrate acquired businesses successfully; the ability of the Company to develop and introduce new products; the Company having to recognize charges that would reduce income as a result of impairing goodwill and other intangible assets; security risks and the potential for business interruption from operating in volatile countries; disruptions or failures of the Company’s (or the Company’s suppliers or customers) systems or operations in the event of a major earthquake, weather event, cyber-attack, terrorist attack, or other catastrophic event that could cause delays in completing sales, providing services, or performing other mission-critical functions; and other factors. For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 27, 2014. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

Belden Reports Record Revenues in the Third Quarter 2014

About Belden

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E